SUB-ITEM 77 Q1(d)


WESTERN ASSET SHORT TERM YIELD FUND

Below, please find incorporated by reference constituent instruments defining the rights of the holders of any new class of securities:

Amended and Restated Designation of Series of Shares of Beneficial Interests in the Registrant and Amended and Restated Designation of Classes, in each case effective as of November 11, 2014 and incorporated into the Declaration of Trust are incorporated herein by reference to Post-Effective Amendment No. 275 to the Registrant's Registration Statement on Form N-1A as filed with the SEC on November 19, 2014 (Accession Number: 0001193125-14-418449)
(File Nos. 811-04254 and No.: 002-96408).


WESTERN ASSET ULTRA SHORT OBLIGATIONS FUND

Below, please find incorporated by reference constituent instruments defining the rights of the holders of any new class of securities:
Amended and Restated Designation of Series of Shares of Beneficial Interests in the Registrant, dated September 19, 2013 is incorporated herein by reference to Post-Effective Amendment No. 240 to the Registrant's Registration Statement on Form N-1A as filed with the SEC on November 19, 2013 (Accession Number: 0001193125-13-446797) (File Nos. 811-
0425 and 002-96408).